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                                                                   Exhibit 10.17

                      AGREEMENT FOR ASSIGNMENT OF PRESENT
                AND FUTURE INVENTIONS ON CERTAIN SUBJECT MATTER


     This agreement made and entered into this 1st day of May, 1997, by and between the Total Switch, Inc., a corporation existing under and by virtue of the laws of the State of Arizona, having its principal place of business at 8655 E. Via De Ventura, Suite G-224, Scottsdale, Arizona, 85258, hereinafter referred to as ("Company"), and Anthony J. Van Zeeland of Mesa, Arizona, hereinafter referred to as ("Inventor"), witnesseth:

     Whereas, Inventor has conceived of and produced inventions relating to "Switches with Magnetically-Coupled Armature," as more particularly set forth in applications filed in the United States Patent Office and identified as follows:

     (1)  U.S. Patent No. 5,523,730;
          Allowed June 4, 1997.
     (2)  Serial No. 08/646,083;
          Allowed February 26, 1997

     Whereas, Inventor has filed applications for patents, relating to the above referenced switches (with Magnetically-Coupled Armature), throughout the World, and specifications in the following countries:

          Canada         Great Britain
          China          Italy
          France         Mexico
          Germany        Taiwan

     Whereas, Inventor has, or may have, other new and useful improvements and ideas relating to switches;

     Whereas, Company desires to secure assignment of the inventions and proprietary rights of Inventor in and to the above-identified applications for United States and Worldwide patents, and in and to the inventions set forth therein, and to any inventions relating to switches which the Inventor may hereafter make;

     Now, therefore, for and in consideration of the issuance of fifty-five thousand (55,000) shares of the Company's Common Stock, plus a note payable due September 1, 1997 in the amount of $20,568.70 to Miller and Heymann; and the issuance of nine hundred thirty-five thousand (935,000) shares to the Inventor by the Company, and other good and valuable considerations hereinafter mentioned, it is mutually understood and agreed as follows:

          ARTICLE 1. Inventor agrees at Company's request, to execute in Company's favor, all papers which may be necessary for the transfer, by



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     complete assignment, of all of Inventor's proprietary rights in and to the above-identified applications for letters patent in the United States and throughout the World, and of all proprietary rights in and to any inventions which Inventor may now or make in the future relating to switches; on the terms and under the conditions as hereinafter provided. Inventor agrees to assign any and all licensing rights to the Company (including the April 10, 1996 Monopanel Agreement).

          ARTICLE 2. Inventor agrees at Company's request and at the Company's expense, to make and execute and have filed in the United States Patent Office, and in the respective offices of foreign countries, applications for patents on such of Inventor's inventions relating to switches, as may be deemed advisable by Company.

          ARTICLE 3. Inventor agrees that Company shall have the complete control and regulation as to filing and prosecution of application for patents in the United States and foreign countries, upon any of Inventor's present or future inventions relating to switches.

          ARTICLE 4. Company agrees to assume all financial expenditures necessary to prepare and prosecute Inventor's patent applications as herein outlined, and agrees to bear all expenses incidental to the upkeep of patent applications and patents issued thereon, such as payment of government taxes, fees, maintenance and normal working expenses.

          ARTICLE 5. Company hereby agrees that it will defend the title to the applications and patents and will protect and save harmless, at its own expense, Inventor from and against any and all claims or legal proceedings brought against Inventor for infringement of patent rights where the claim of infringement grows out of, or relates to, the manufacture, use or sale, or other act or thing done under the applications or patents or this license.

          ARTICLE 6. It is understood that Company shall have exclusive control of the prosecution of suits against infringers, and shall be entitled to retain all proceeds as a result of such suits, subject to timely payment of any monies due to Inventor by the Company.



                              /s/  Anthony J. Van Zeeland
                              ---------------------------------------
                              Anthony J. Van Zeeland, Inventor



                              /s/  R. Terren Dunlap
                              ---------------------------------------
                              R. Terren Dunlap for Total Switch, Inc.



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